EXHIBIT 31.1

CERTIFICATION

I, Derek V. Smith, certify that:

1. I have reviewed this Amendment to the Annual Report on Form 10-K of ChoicePoint Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ DEREK V. SMITH
Derek V. Smith
Chairman and Chief Executive Officer

April 28, 2008